Exhibit 1.01

Coherent, Inc.

Conflict Minerals Report

For the year ended December 31, 2017

This Conflict Minerals Report of Coherent, Inc. (“we”, “us” or the “Company”) for calendar year 2017 is provided pursuant to Rule 13p-1 (“Rule 13p-1”) under the Securities Exchange Act of 1934 (the “1934 Act”). Please refer to Rule 13p-1, Form SD and the 1934 Act Release No. 34-67716 for definitions to the terms used in this report, unless otherwise defined herein.  This report has been prepared by management and includes all majority-owned subsidiaries of the Company.

Introduction

We are one of the world’s leading providers of lasers and laser-based solutions. Our products feature superior reliability and performance, and provide significant cost advantages for commercial and industrial customers competing in the most demanding markets.

Founded in 1966, we design, manufacture and market laser sources, laser tools and systems, accessories and components for customers across the globe. In addition to laser sources and tools, we also offer leading-edge beam forming and beam guidance systems as well as laser beam measurement and control equipment.  Our laser products include diode-pumped solid state lasers; fiber lasers; CO2, excimer and ion gas lasers; optically pumped semiconductor lasers; semiconductor lasers; and ultrafast lasers.

The capabilities of our products are exceptionally diverse and are used in a wide range of markets and applications, including microelectronics, including semiconductor test and measurement, and advanced packaging; graphic arts and display; materials processing; instrumentation for biotechnology and medical imaging; production of flat panel displays and solar cells; and in advanced engineering, genetics, biology, chemistry, and physics.

Conflict minerals are currently defined as columbite-tantalite (coltan), cassiterite, gold, wolframite, or their derivatives, which are limited to tantalum, tin, and tungsten, unless the Secretary of State determines that additional derivatives are financing conflict in the Democratic Republic of the Congo (“DRC”) or an adjoining country (together, the “Covered Countries”). Collectively, conflict minerals are known as “3TG” — for tin, tantalum, tungsten, and gold.  3TG are commonly used across the electronics industry generally and are necessary to the functionality and/or production of our products.  Uses of the 3TG include:

•                  Gold is a highly efficient conductor that can carry low voltages and currents and remain free of corrosion. It is used in various Coherent systems as connectors, switch and relay contacts, soldering joints, connecting wires and connection strips.

•                  Tin is commonly used in the electronics industry for coating lead or zinc and steel to prevent corrosion. Tin can also be found in Coherent systems used in solders for joining electronic circuits.

•                  Tungsten is often used for electron emitters and is an important mineral for electrical contact materials as tungsten withstands the conditions of an electric arc. Tungsten is an important component in integrated circuitry used within Coherent systems.

•                  Tantalum is a heat-resistant powder that can hold a high electrical charge; it is an important element in creating capacitors that are used to control current flow in the circuit boards in most Coherent systems.

Reasonable Country of Origin Inquiry (RCOI)

In order to determine the reasonable country of origin of conflict minerals in our products, an internal working group evaluated our supply chain and established a risk-based resource allocation for our RCOI process.  This evaluation is regularly updated. Upon review, it was noted that there has been limited year over year change in our supply chain, and therefore the initial process to create four Conflict Minerals assessment categories was again deemed valid for the 2017 reporting cycle. The Supply Chain Conflict Minerals categories are as follows:

Category	Description	Approximate Category Size
One	High Risk. Suppliers from whom we directly source materials that are either fully comprised of, or largely made from, a 3TG material (example, gold)	35 suppliers
Two	Medium Risk. Suppliers from whom we source subsystems, components or other products which are likely to include 3TG (example, electronic subcomponents)	More than 2,000 suppliers representing over 25,000 unique parts
Three	Low Risk. Commonly used and available (catalog) parts that may contain 3TG materials (example, screws, washers, bolts)
Four	Suppliers which provide products which do not include 3TG (example, a plastic button cover)

Following this category review, we conducted a reasonable country of origin inquiry (RCOI) employing a variety of measures to determine whether the necessary conflict minerals in our products originated from the Covered Countries. Category One suppliers were engaged through direct discussions as well as written survey responses.  We successfully contacted all Category One suppliers who have reported the following Conflict Minerals status to Coherent: 97% use 3TG and are DRC Conflict Free (flat from the 2016 results and an improvement from 93% as reported in the 2015 Conflict Minerals Report); only one supplier has evidence of 3TG minerals use and reported such 3TG minerals as DRC conflict undeterminable.  Coherent will continue to take efforts to identify supply chain risk and determine the source of the 3TG materials; where appropriate, we will pressure our suppliers to find alternate sourcing.

With regards to the large volume of Category Two and Three suppliers, our primary means of determining country of origin is through an active supply-chain survey using the Responsible Business Alliance’s (formerly the Electronic Industry Citizenship Coalition, Incorporated) Responsible Minerals Initiative (RMI) and Global e-Sustainability Initiative (RMI/GeSI), (formerly EICC/GeSI) Conflict Minerals Reporting Template. The RMI/GeSI format has become an industry standard for collecting Conflict Minerals data from the supply chain. To assist us with this survey we retained an expert outside consulting firm.  As an on-going project for nearly five years, each Category Two and Three supplier is asked to provide 3TG information, always leveraging the latest RMI/GeSI format. As a formal process, we make minimally three separate attempts to contact Category Two and Three suppliers who have yet to provide a complete RMI form or who have provided an outdated RMI form. At the time of this filing, we have received responses from Category Two and Three suppliers covering 24,426 unique parts; these parts represent approximately 97% of the parts which are likely to contain 3TG minerals that were used in our end products sold in calendar year 2016.  This is up from 93% in 2016, 88% in 2015, 77% in 2014, and 56% in 2013. These parts have the following RMI report status:  41% have been found to be “DRC Conflict Free” (up from 39% in 2016); 39% are “DRC Conflict Undeterminable” (down from 40% in 2016); 13% show 3TG minerals were not used (up from 11% in 2016); 5% of the RMI forms are pending approval of our internal quality check (down from 7% in 2016); and approximately 2% of the parts are covered by suppliers who have yet to respond (equal to 2% in 2016).  Due to the incomplete dataset, our conflict minerals classification is currently DRC conflict undeterminable.

For suppliers who have responded to our request for 3TG country of origin, we have been able to determine the following smelter/country information:

Minerals	Smelter / Country of origin may include the following	Change in number of Countries of origin
Gold

Andorra, Australia, Austria, Belgium, Brazil, Canada, China, Czech Republic, Germany, India, Indonesia, Italy, Japan, Kazakhstan, South Korea, Kyrgyzstan, Malaysia, Mexico, Netherlands, Philippines, Poland, Russian Federation, Saudi Arabia, Singapore, South Africa, Spain, Switzerland, Taiwan, Thailand, Turkey, United Arab Emirates, United States, Uzbekistan

14 in 2013 29 in 2014 35 in 2015 36 in 2016 35 in 2017
Tantalum	Brazil, China, Estonia, Germany, India, Japan, Kazakhstan, Macedonia, Mexico, Russian Federation, South Africa, Thailand, United States	7 in 2013 13 in 2014 12 in 2015 14 in 2016 13 in 2017
Tin	Belgium, Bolivia, Brazil, China, Germany, Indonesia, Japan, Malaysia, Peru, Philippines, Poland, Russian Federation, Spain, Taiwan, Thailand, United States, Vietnam	11 in 2013 14 in 2014 17 in 2015 18 in 2016 17 in 2017
Tungsten	Austria, Brazil, China, Germany, Japan, South Korea, Philippines, Russian Federation, United States, Vietnam	6 in 2013 7 in 2014 7 in 2015 10 in 2016 10 in 2017

Coherent believes, to the extent reasonably determinable, the following table presents all smelters which, to the extent known, processed the necessary 3TG minerals that are used in Coherent products during the reporting period. Smelter information was provided to Coherent by the suppliers through their RMI/GeSI reporting form.

Metal	Smelter	Location
Gold	L’Orfebre S.A.	Andorra
Gold	Western Australian Mint (T/a The Perth Mint)	Australia
Gold	Ogussa Osterreichische Gold-und Silber-Scheideanstalt GmbH	Austria

Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil
Gold	Umicore Brasil Ltda.	Brazil
Gold	Asahi Refining Canada Ltd.	Canada
Gold	CCR Refinery - Glencore Canada Corporation	Canada
Gold	Johnson Matthey Canada	Canada
Gold	Royal Canadian Mint	Canada
Gold	China National Gold Group Corporation	China
Gold	Daye Non-Ferrous Metals Mining Ltd.	China
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	China
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China
Gold	Guangdong Gaoyao Co	China
Gold	Guangdong Jinding Gold Limited	China
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China
Gold	Heraeus Metals Hong Kong Ltd.	China
Gold	Hunan Chenzhou Mining Co., Ltd.	China
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China
Gold	Jiangxi Copper Co., Ltd.	China
Gold	Lingbao Gold Co., Ltd.	China
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China
Gold	Luoyang Zijin Yinhui Metal Smelt Co Ltd	China
Gold	Metalor Technologies (Hong Kong) Ltd.	China
Gold	Metalor Technologies (Suzhou) Ltd.	China
Gold	Penglai Penggang Gold Industry Co., Ltd.	China

Gold	Shandong Tarzan Bio-Gold Industry Co., Ltd.	China
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	China
Gold	Tongling Nonferrous Metals Group Co., Ltd.	China
Gold	Yantai NUS Safina tech environmental Refinery Co. Ltd.	China
Gold	Yunnan Copper Industry Co., Ltd.	China
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China
Gold	SAFINA A.S.	Czech Republic
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Germany
Gold	Aurubis AG	Germany
Gold	Bauer Walser AG	Germany
Gold	C. Hafner GmbH + Co. KG	Germany
Gold	DODUCO GmbH	Germany
Gold	Heimerle + Meule GmbH	Germany
Gold	Heraeus Precious Metals GmbH & Co. KG	Germany
Gold	SAXONIA Edelmetalle GmbH	Germany
Gold	WIELAND Edelmetalle GmbH	Germany
Gold	Bangalore Refinery	India
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	India
Gold	MMTC-PAMP India Pvt., Ltd.	India
Gold	Sai Refinery	India
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia
Gold	Chimet S.p.A.	Italy
Gold	Faggi Enrico S.p.A.	Italy
Gold	T.C.A S.p.A	Italy
Gold	Aida Chemical Industries Co., Ltd.	Japan
Gold	Asahi Pretec Corp.	Japan
Gold	Asaka Riken Co., Ltd.	Japan
Gold	Chugai Mining	Japan
Gold	Eco-System Recycling Co., Ltd.	Japan
Gold	Ishifuku Metal Industry Co., Ltd.	Japan

Gold	Japan Mint	Japan
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan
Gold	Kojima Chemicals Co., Ltd.	Japan
Gold	Matsuda Sangyo Co., Ltd.	Japan
Gold	Mitsubishi Materials Corporation	Japan
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan
Gold	Nihon Material Co., Ltd.	Japan
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan
Gold	Sumitomo Metal Mining Co., Ltd.	Japan
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan
Gold	Tokuriki Honten Co., Ltd.	Japan
Gold	Yamamoto Precious Metal Co., Ltd.	Japan
Gold	Yokohama Metal Co., Ltd.	Japan
Gold	Kazakhmys Smelting LLC	Kazakhstan
Gold	Kazzinc	Kazakhstan
Gold	TOO Tau-Ken-Altyn	Kazakhstan
Gold	DSC (Do Sung Corporation)	Korea, Republic of
Gold	Korea Zinc Co., Ltd.	Korea, Republic of
Gold	LS-NIKKO Copper Inc.	Korea, Republic of
Gold	Samduck Precious Metals	Korea, Republic of
Gold	Samwon Metals Corp.	Korea, Republic of
Gold	SungEel HiTech	Korea, Republic of
Gold	Torecom	Korea, Republic of
Gold	Kyrgyzaltyn JSC	Kyrgyzstan
Gold	Modeltech Sdn Bhd	Malaysia
Gold	Caridad	Mexico
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico
Gold	Remondis Argentia B.V.	Netherlands
Gold	Schone Edelmetaal B.V.	Netherlands
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines
Gold	KGHM Polska Miedz Spolka Akcyjna	Poland
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation
Gold	JSC Uralelectromed	Russian Federation
Gold	Moscow Special Alloys Processing Plant	Russian Federation
Gold	OJSC “The Gulidov Krasnoyarsk	Russian Federation

Non-Ferrous Metals Plant” (OJSC Krastsvetmet)
Gold	OJSC Kolyma Refinery	Russian Federation
Gold	OJSC Novosibirsk Refinery	Russian Federation
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation
Gold	L’azurde Company For Jewelry	Saudi Arabia
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore
Gold	AU Traders and Refiners	South Africa
Gold	Rand Refinery (Pty) Ltd.	South Africa
Gold	SEMPSA Joyeria Plateria S.A.	Spain
Gold	Argor-Heraeus S.A.	Switzerland
Gold	Metalor Technologies S.A.	Switzerland
Gold	PAMP S.A.	Switzerland
Gold	PX Precinox S.A.	Switzerland
Gold	Valcambi S.A.	Switzerland
Gold	Singway Technology Co., Ltd.	Taiwan, Province of China
Gold	Solar Applied Materials Technology Corp.	Taiwan, Province of China
Gold	Umicore Precious Metals Thailand	Thailand
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey
Gold	Istanbul Gold Refinery	Turkey
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey
Gold	Al Etihad Gold LLC	United Arab Emirates
Gold	Emirates Gold DMCC	United Arab Emirates
Gold	Colt Refining	United States
Gold	Elemetal Refining, LLC	United States
Gold	Johnson Matthey Inc.	United States
Gold	Sabin Metal Corp.	United States
Gold	Advanced Chemical Company	United States
Gold	Asahi Refining USA Inc.	United States
Gold	Geib Refining Corporation	United States
Gold	Kennecott Utah Copper LLC	United States
Gold	Materion	United States
Gold	Metalor USA Refining Corporation	United States
Gold	Pease & Curren	United States
Gold	Republic Metals Corporation	United States
Gold	So Accurate Group, Inc.	United States
Gold	United Precious Metal Refining, Inc.	United States

Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan
Tantalum	LSM Brasil S.A.	Brazil
Tantalum	Mineracao Taboca S.A.	Brazil
Tantalum	Resind Industria e Comercio Ltda.	Brazil
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China
Tantalum	Conghua Tantalum and Niobium Smeltry	China
Tantalum	F&X Electro-Materials Ltd.	China
Tantalum	FIR Metals & Resource Ltd.	China
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	China
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	China
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China
Tantalum	Jiangxi Tuohong New Raw Material	China
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China
Tantalum	Jiujiang Nonferrous Metals Smelting Company Limited	China
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China
Tantalum	King-Tan Tantalum Industry Ltd.	China
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China
Tantalum	RFH Tantalum Smeltry Co., Ltd.	China
Tantalum	Shanghai Jiangxi Metals Co. Ltd	China
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	China
Tantalum	Zhuzhou Cemented Carbide	China
Tantalum	NPM Silmet AS	Estonia
Tantalum	H.C. Starck Hermsdorf GmbH	Germany
Tantalum	H.C. Starck Smelting GmbH & Co. KG	Germany
Tantalum	H.C. Starck Tantalum and Niobium GmbH	Germany

Tantalum	Metallurgical Products India Pvt., Ltd.	India
Tantalum	Global Advanced Metals Aizu	Japan
Tantalum	H.C. Starck Ltd.	Japan
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan
Tantalum	Taki Chemical Co., Ltd.	Japan
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan
Tantalum	Power Resources Ltd.	Macedonia, The former Yugoslav Replubic of
Tantalum	KEMET Blue Metals	Mexico
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation
Tantalum	Tantalite Resources	South Africa
Tantalum	H.C. Starck Co., Ltd.	Thailand
Tantalum	D Block Metals, LLC	United States
Tantalum	Exotech Inc.	United States
Tantalum	Global Advanced Metals Boyertown	United States
Tantalum	H.C. Starck Inc.	United States
Tantalum	KEMET Blue Powder	United States
Tantalum	QuantumClean	United States
Tantalum	Telex Metals	United States
Tin	Metallo Chimique	Belgium
Tin	Metallo-Chimique N.V.	Belgium
Tin	EM Vinto	Bolivia (Plurinational State of)
Tin	Operaciones Metalurgical S.A.	Bolivia (Plurinational State of)
Tin	Estanho de Rondonia S.A.	Brazil
Tin	Magnu’s Minerais Metais e Ligas Ltda.	Brazil
Tin	Melt Metais e Ligas S.A.	Brazil
Tin	Mineracao Taboca S.A.	Brazil
Tin	Resind Industria e Comercio Ltda.	Brazil
Tin	Soft Metais Ltda.	Brazil
Tin	White Solder Metalurgia e Mineracao Ltda.	Brazil
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China
Tin	China Rare Metal Material Co., Ltd.	China
Tin	China Tin Group Co., Ltd.	China
Tin	CNMC (Guangxi) PGMA Co., Ltd.	China
Tin	Gejiu Fengming Metallurgy Chemical Plant	China
Tin	Gejiu Jinye Mineral Company	China

Tin	Gejiu Kai Meng Industry and Trade LLC	China
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	China
Tin	Huichang Jinshunda Tin Co., Ltd.	China
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	China
Tin	Jiangxi Nanshan	China
Tin	Linwu Xianggui Ore Smelting Co., Ltd.	China
Tin	Minmetals Ganzhou Tin Co. Ltd.	China
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	China
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China
Tin	Yunnan Tin Company Limited	China
Tin	Yunnan Tin Group (Holding) Company Limited	China
Tin	Feinhütte Halsbrücke GmbH	Germany
Tin	CV Ayi Jaya	Indonesia
Tin	CV Dua Sekawan	Indonesia
Tin	CV Gita Pesona	Indonesia
Tin	CV Makmur Jaya	Indonesia
Tin	CV Serumpun Sebalai	Indonesia
Tin	CV Tiga Sekawan	Indonesia
Tin	CV United Smelting	Indonesia
Tin	CV Venus Inti Perkasa	Indonesia
Tin	PT Alam Lestari Kencana	Indonesia
Tin	PT Aries Kencana Sejahtera	Indonesia
Tin	PT Artha Cipta Langgeng	Indonesia
Tin	PT ATD Makmur Mandiri Jaya	Indonesia
Tin	PT Babel Inti Perkasa	Indonesia
Tin	PT Babel Surya Alam Lestari	Indonesia
Tin	PT Bangka Kudai Tin	Indonesia
Tin	PT Bangka Prima Tin	Indonesia
Tin	PT Bangka Putra Karya	Indonesia
Tin	PT Bangka Timah Utama Sejahtera	Indonesia
Tin	PT Bangka Tin Industry	Indonesia
Tin	PT Belitung Industri Sejahtera	Indonesia

Tin	PT BilliTin Makmur Lestari	Indonesia
Tin	PT Bukit Timah	Indonesia
Tin	PT Donna Kembara Jaya	Indonesia
Tin	PT DS Jaya Abadi	Indonesia
Tin	PT Eunindo Usaha Mandiri	Indonesia
Tin	PT Fang Di MulTindo	Indonesia
Tin	PT HANJAYA PERKASA METALS	Indonesia
Tin	PT HP Metals Indonesia	Indonesia
Tin	PT Inti Stania Prima	Indonesia
Tin	PT Karimun Mining	Indonesia
Tin	PT Kijang Jaya Mandiri	Indonesia
Tin	PT Koba Tin	Indonesia
Tin	PT Lautan Harmonis Sejahtera	Indonesia
Tin	PT Menara Cipta Mulia	Indonesia
Tin	PT Mitra Stania Prima	Indonesia
Tin	PT O.M. Indonesia	Indonesia
Tin	PT Panca Mega Persada	Indonesia
Tin	PT Pelat Timah Nusantara Tbk	Indonesia
Tin	PT Prima Timah Utama	Indonesia
Tin	PT Rajwa International	Indonesia
Tin	PT Refined Bangka Tin	Indonesia
Tin	PT Sariwiguna Binasentosa	Indonesia
Tin	PT Seirama Tin Investment	Indonesia
Tin	PT Singkep Times Utama	Indonesia
Tin	PT Stanindo Inti Perkasa	Indonesia
Tin	PT Sukses Inti Makmur	Indonesia
Tin	PT Sumber Jaya Indah	Indonesia
Tin	PT Timah (Persero) Tbk Kundur	Indonesia
Tin	PT Timah (Persero) Tbk Mentok	Indonesia
Tin	PT Tinindo Inter Nusa	Indonesia
Tin	PT Tommy Utama	Indonesia
Tin	PT Yinchendo Mining Industry	Indonesia
Tin	Dowa	Japan
Tin	Mitsubishi Materials Corporation	Japan
Tin	Malaysia Smelting Corporation (MSC)	Malaysia
Tin	Metahub Industries Sdn. Bhd.	Malaysia
Tin	Modeltech Sdn Bhd	Malaysia
Tin	Minsur	Peru
Tin	O.M. Manufacturing Philippines, Inc.	Philippines
Tin	Fenix Metals	Poland
Tin	Novosibirsk Processing Plant Ltd.	Russian Federation
Tin	Elmet S.L.U.	Spain

Tin	Rui Da Hung	Taiwan, Province of China
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand
Tin	Thaisarco	Thailand
Tin	Alpha	United States
Tin	Metallic Resources, Inc.	United States
Tin	An Vinh Joint Stock Mineral Processing Company	Viet Nam
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Viet Nam
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Viet Nam
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Viet Nam
Tungsten	Wolfram Bergbau und Hutten AG	Austria
Tungsten	ACL Metais Eireli	Brazil
Tungsten	Chaozhou Xianglu Tungsten Industry Co., Ltd.?	China
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	China
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	China
Tungsten	Ganxian Shirui New Material Co., Ltd.	China
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	China
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China
Tungsten	Hunan Chenzhou Mining Co., Ltd.	China
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	China
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	China
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	China

Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China
Tungsten	Jiangxi Richsea New Materials Co., Ltd.	China
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	China
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	China
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China
Tungsten	Xiamen Tungsten Co., Ltd.	China
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	China
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	China
Tungsten	H.C. Starck Smelting GmbH & Co. KG	Germany
Tungsten	H.C. Starck Tungsten GmbH	Germany
Tungsten	A.L.M.T. TUNGSTEN Corp.	Japan
Tungsten	Japan New Metals Co., Ltd.	Japan
Tungsten	Woltech Korea Co., Ltd.	Korea, Republic of
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines
Tungsten	Hydrometallurg, JSC	Russian Federation
Tungsten	Moliren Ltd.	Russian Federation
Tungsten	Pobedit, JSC	Russian Federation
Tungsten	Unecha Refractory metals plant	Russian Federation
Tungsten	Wolfram Company CJSC	Russian Federation
Tungsten	Global Tungsten & Powders Corp.	United States
Tungsten	Kennametal Fallon	United States
Tungsten	Kennametal Huntsville	United States
Tungsten	Niagara Refining LLC	United States
Tungsten	Asia Tungsten Products Vietnam Ltd.	Viet Nam
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	Viet Nam
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Viet Nam
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	Viet Nam

Due Diligence

We are required to perform due diligence in order to determine the status of the necessary conflict minerals used in our products.  Our due diligence processes and efforts have been developed to conform in all material respects with the 2nd edition of The Organization for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and the related supplements for gold and for tin, tantalum and tungsten (OECD Guidance).  The OECD Guidance provides a five-step framework for risk-based due diligence in the mineral supply chain:  (1) establish strong company management systems; (2) identify and assess risk in the supply chain; (3) design and implement a strategy to respond to identified risks; (4) carry out independent third-party audit of supply chain due diligence at identified points in the supply chain; and (5) report on supply chain due diligence.  We provide further information on each of these elements below.

(1)                                 Establish strong company management systems

In an effort to establish strong management systems, we:

•                  adopted a corporate policy on conflict-free sourcing including a stated goal to not knowingly source any metals from operations that fund conflict. Further, the policy states that Coherent will seek alternate sources of 3TG if any of our suppliers cannot demonstrate adequate due diligence documenting that the metals used in the manufacture of our products are conflict-free.

•                  posted our corporate policy on our Internet site, https://cohrcdn.azureedge.net/assets/pdf/ConflictMinerals_Policy_Dec2013.pdf. The content of any website referred to in this Conflict Minerals Report is included for general information only and is not incorporated by reference in this Conflict Minerals Report.

•                  established a Supplier Environmental Compliance Requirements document outlining the expectation for every supplier to provide Conflict Minerals declaration for all parts and materials provided to Coherent using the RMI/GeSi format. We are currently evaluating the impact of requiring such documentation to be completed prior to the retention of any new supplier on a worldwide basis.

•                  actively monitor, collect, analyze and aggregate conflict minerals RMI/GeSI templates and supporting documentation from manufacturers into reports that are easily downloaded for our compliance efforts from a third party part search and BOM manager tools. Our third party Conflict Minerals Module, identifies the most up to date DRC conflict mineral statuses, links to all supporting documents and policies including RMI-GeSI templates and certificates of compliance, and retain all supplier history regarding compliance. Detailed searches associate suppliers with specific smelter companies, locations, substances, miner locations, and RMI-GeSI CFS lists.

•                  identified over 2,000 suppliers representing over 26,000 unique parts as a part of our Conflict Minerals management program.

•                  sent surveys to all suppliers and made multiple attempts to contact those suppliers who have yet to respond. Each returned survey is audited internally for its completeness and any potential inconsistencies. Progress is regularly reported to senior leadership and shared with the Corporate Supply Chain organization.

(2)         Identify and assess risk in the supply chain

In an effort to identify and assess risk in the supply chain, we have:

•                  required all in-scope suppliers to disclose active smelters and refiners through the submittal of a complete RMI/GeSi form. Smelters are reviewed to determine whether they are active in the Conflict-Free Smelter Program (“CFSP”).  Pursuant to our corporate policy, future decisions on sourcing will be impacted by a supplier’s response and their participation in the CFSP program.

•                  engaged directly with each Category One supplier to confirm that each such supplier is providing us with a completed RMI form and, where appropriate, will consider other suppliers if the supplier is unable to declare their products as DRC Conflict Free.

(3)         Design and implement a strategy to respond to identified risks

In an effort to design and implement a strategy to respond to identified risks, we:

•                  regularly report to senior management on the status of our Conflict Minerals Program. Additionally, conflict minerals status updates are included in our ISO140000 review management meetings.

•                  regularly review our contingency planning for our supply chain, including replacement risk for those suppliers who have not yet replied to our information requests.

(4)         Carry out independent third-party audit of supply chain due diligence at identified points in the supply chain

•                  We do not have a direct supplier relationship with smelters. We will continue to support the development and implementation of independent third party audits of smelters such as the Conflict-Free Smelter Program and will encourage our suppliers to purchase materials from audited, conflict-free smelters.  We are continuing to evaluate direct independent third party audits of our Category One suppliers and an assessment of their diligence steps taken with regards to any purchases made from smelters.

(5)         Report on supply chain due diligence

In an effort to report on supply chain due diligence, we have:

•                  leveraged our new Corporate Policy on Conflict Minerals and Environmental Requirements document, which is provided to all current suppliers (as well as future potential suppliers). Further, suppliers are encouraged to sign a “Certificate of Compliance with Coherent’s Environmental Policy,” which includes the obligation to provide Conflict Minerals declarations.

•                  filed this Conflict Minerals Report as an Exhibit to our Form SD and publicly disclosed it on our Internet site at www.coherent.com under Company— Environmental Policy.

Additional Risk Mitigation Steps

As noted above, we have made the determination that our products are DRC conflict undeterminable due to the incomplete dataset provided by our suppliers. While we experienced a significant increase in RMI/GeSI supplier responses as compared against the 2013, 2014, 2015 and 2016 reporting periods,  we will continue to take additional measures to improve our conflict minerals program including:

•                  working with our smaller suppliers to further educate them on the Conflict Minerals rule and assist them in completing the RMI/GeSI form;

•                  critically evaluating the business relationship with suppliers who refuse to provide a complete assessment of their conflict minerals status;

•                  identifying alternate supply sources for suppliers who respond as “Not Conflict Free”; and

•                  requesting that all smelters identified in the RMI/GeSI survey participate in a program such as the Conflict Free Smelter (CFS) program in order to obtain a “conflict-free” designation.